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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 3, 2000


                             OXFORD AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)



          Michigan                     333-75849                 38-3262809
(State or other jurisdiction        (Commission File            (IRS Employer
     of incorporation)                  Number)              Identification No.)



                             1250 Stephenson Highway
                              Troy, Michigan 48083
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (248) 577-1400



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 3, 2000 (the "Closing Date") pursuant to a purchase and sale agreement, dated as of February 5, 2000 (the "Purchase Agreement"), among Oxford Automotive France SAS, a wholly-owned indirect subsidiary of Oxford Automotive, Inc. (the "Registrant") and Agostino Gessaroli, Irene Salezzi, Denis Gessaroli, Luana Gessaroli, Officine Meccaniche Gessaroli S.p.A., and Gess.car di Gessaroli Agostino & C. S.a.s. (collectively, "Sellers") the Registrant acquired the manufacturing operations of Group Gessaroli (the "Gessaroli Group") from Sellers. The purchase price was ITL 24.0 billion plus up to ITL 5.3 billion for the payment of income taxes and repayment or assumption of debt (approximately $14.5 million in total as of April 3, 2000), subject to a Closing Date net asset adjustment, if applicable. On the Closing Date, ITL 21.6 billion of the total purchase price was paid to Sellers and ITL 2.4 billion was held back, pending any applicable purchase price adjustment or indemnification claim.

The consideration provided for in the Purchase Agreement for the Gessaroli Group was determined by the Registrant after a complete review of the business and negotiations between representatives of the Registrant and Sellers. The acquisition of the Gessaroli Group was financed from the Registrant's available working capital sources.

The Gessaroli Group's integrated manufacturing operations cover all functions of design, engineering, die and mold construction, parts production and assembly for its metal formed components, modules and injection molded products. The Registrant intends to continue and expand the current operations of the Gessaroli Group.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  Financial Statements will be filed by amendment pursuant to
                  Item 7(a)(4) on or prior to June 17, 2000

         (b)      Pro Forma Financial Information.

                  Pro Forma Financial Information will be filed by amendment pursuant to Item 7(b)(2) on or prior to June 17, 2000

         (c) Exhibits. A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               OXFORD AUTOMOTIVE, INC.

                               /s/ AURELIAN BUKATKO
                               Aurelian Bukatko,
                               Senior Vice President and Chief Financial Officer

Dated:   April 17, 2000

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                                  EXHIBIT INDEX

Ex. No.           Description

2.1 Purchase Agreement, dated as of February 5, 2000, among Oxford Automotive France SAS, a wholly-owned indirect subsidiary of Oxford Automotive, Inc. and Agostino Gessaroli, Irene Salezzi, Denis Gessaroli, Luana Gessaroli, Officine Meccaniche Gessaroli S.p.A., and Gess.car di Gessaroli Agostino & C. S.a.s. The Purchase Agreement does not contain certain exhibits and schedules which are described in the Purchase Agreement. The Registrant will furnish a copy of the omitted material to the Commission upon request.